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                                                                 Exhibit 10.1.11
                                                                  EXECUTION COPY

                         AMENDMENT AND CONSENT AGREEMENT

                  AMENDMENT AND CONSENT AGREEMENT, dated as of April 30, 2002 (this "Agreement"), to the Amended and Restated Credit Agreement, dated as of May 1, 1998 (as heretofore amended and supplemented and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), by and among Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz" and, together with Millbrook, the "Borrowers"), the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) to the Credit Agreement, JPMorgan Chase Bank, as administrative and collateral agent (in such capacity, the "Agent") for the Lenders, and Bank of America, N.A., as co-agent and documentation agent.

                  WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 4 of this Agreement, the Credit Agreement is hereby amended as follows:

         (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in the correct alphabetical order:

                                    "Available Amount" shall mean (i) with
                           respect to the period commencing on November 1, 2001 through and including July 31, 2003, $10,000,000,
                           (ii) with respect to the period commencing August 1, 2003 through and including October 31, 2003, $7,500,000, (iii) with respect to the period commencing on November 1, 2003 through and including January 31, 2004, $5,000,000 and (iv) with respect to the remainder of the Availability Period, $2,500,000.


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                                    " Test Date" shall mean, (i) with respect to
                           each November 1st interest payment date under the Interest Reserve Notes, the immediately preceding October 30th and (2) with respect to each May 1st interest payment date under the Interest Reserve Notes, the immediately preceding April 29th;
                           provided, however, that if any of the foregoing dates is not a Business Day, the applicable Test Date shall be the immediately preceding Business Day.

                                    "Test Period" shall mean, (i) with respect
                           to each November 1st interest payment date under the Interest Reserve Notes, the period commencing on the immediately preceding September 1st through and including the immediately preceding October 30th and
                           (ii) with respect to each May 1st interest payment date under the Interest Reserve Notes, the period commencing on the immediately preceding March 1st through and including the immediately preceding April 29th; provided, however, that if any of the foregoing dates is not a Business Day, the applicable Test Period shall commence or end, as the case may be, on the immediately preceding Business Day.

         (b) The definition of "Availability Period" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "April 29, 2003"appearing therein and substituting "April 30, 2004" therefor.

         (c) The last paragraph of the definition of "Interest Margin" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "March 31, 2002" appearing therein and substituting the date "March 31, 2003" therefor.

         (d) The definition of "Interest Reserve Notes" contained in Section
         1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "Interest Reserve Notes" shall mean
                           Holdings' Senior Notes issued pursuant to that certain Amended and Restated Indenture, dated as of May 1, 2002, by and between Holdings and JPMorgan Chase Bank, as trustee.

         (e) The definition of "Revolving Credit Termination Date" contained in
         Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "September 30, 2003" and substituting "October 28, 2004" therefor.


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         (f) Section 2.01(b)(v)(A) of the Credit Agreement is hereby amended in its entirety to read as follows:

                         "(A) the then Available Amount"

         (g) Section 6.05(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(m) (x) on October 30, 2002, a certificate
                           of a Responsible Officer of the Borrowers, certifying that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing for the fiscal period ended September 30, 2002 and
                           (y) on November 15, 2002, a certificate of a Responsible Officer of the Borrowers (including calculations demonstrating compliance with the covenants set forth in Section 7.09 hereof), recertifying that to the best of his or her knowledge no Default or Event of Default has occurred for the fiscal period ended September 30, 2002."

         (h) Clause (y) of Section 7.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(y) the Borrowers may make distributions,
                           dividends or payments in cash representing interest on the intercompany Indebtedness permitted pursuant to Section 7.03(xi) hereof to Enterprises from time to time (i) in an aggregate amount not to exceed the amount of interest paid or due to be paid to the holders of the Senior Notes as of such time and (ii) after April 30, 2002, in an aggregate amount of the interest paid or due to be paid to the holders of the Interest Reserve Notes as of such time; provided, that, no distribution, dividend or payment in cash shall be made pursuant to this clause (y) if a Default or an Event of Default shall have occurred and be continuing at the time of the making of such distribution, dividend or payment or would result therefrom; provided, further, in addition to the foregoing, prior to the making of any distribution, dividend or payment in cash with respect to the interest paid or to be paid to the holders of the Interest Reserve Notes, the following conditions shall have been satisfied: (A) the average Availability shall be greater than $12,500,000 for the applicable Test Period and (B) Availability shall be greater than $12,500,000 on the applicable Test Date".
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         (i) Section 7.09(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(c) Availability. (i) Permit (x) the
                           average Availability, as determined by the Agent on or about April 29, 2002, for the period commencing (and including) March 1, 2002 through and including April 26, 2002, to be less than $10,000,000; and (y)
                           Availability on April 29, 2002 to be less than $10,000,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders);

                                    (ii) Permit (x) the average Availability, as
                           determined by the Agent on or about October 29, 2002, for the period commencing (and including) August 30, 2002 through and including October 28, 2002, to be less than $7,500,000; and (y) Availability on October 30, 2002 to be less than $7,500,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders);

                                    (iii) Permit (x) the average Availability,
                           as determined by the Agent on or about April 29, 2003, for the period commencing (and including) February 28, 2003 through and including April 28, 2003, to be less than $10,000,000; and (y)
                           Availability on April 29, 2003 to be less than $10,000,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders);

                                    (iv) Permit (x) the average Availability, as
                           determined by the Agent on or about October 29, 2003, for the period commencing (and including) August 29, 2003 through and including October 28, 2003, to be less than $7,500,000; and (y) Availability on October 30, 2003 to be less than $7,500,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders); and

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                                    (v) Permit (x) the average Availability, as
                           determined by the Agent on or about April 29, 2004, for the period commencing (and including) March 1, 2004 through and including April 28, 2004, to be less than $10,000,000; and (y) Availability on April 29, 2004 to be less than $10,000,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders)."

3. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

         (a) All representations and warranties made by the Borrowers in Article IV of the Credit Agreement and each of the other Loan Documents, after taking into account the effect of this Agreement, are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

         (b) Each Borrower has the requisite power to execute, deliver and carry out the terms and provisions of this Agreement.

         (c) This Agreement has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable against the Borrowers in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.

         (d) After giving effect to this Agreement, no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Credit Agreement.

4. Conditions Precedent. Notwithstanding any term or provision of this Agreement to the contrary, Paragraph 2 hereof shall not become effective until:

         (a) the Agent shall have received counterparts of this Agreement, duly executed and delivered on behalf of the Borrowers, the Agent and the Lenders;

         (b) the Agent shall have received a written opinion of Jenkens & Gilchrist Parker Chapin LLP, counsel for the Borrowers, covering such matters as requested by the Agent and its counsel (including, without limitation, an opinion that the approval of the holders of the Senior Notes and the Interest Reserve Notes is not required for the transactions contemplated by this Agreement) and otherwise in form and substance reasonably satisfactory to the Agent and its counsel;
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         (c) the Agent shall have received final versions of the Amended and
         Restated Indenture, dated as of May 1, 2002, by and between Holdings and JPMorgan Chase Bank, as trustee (the "Amended and Restated Indenture"), the form and substance thereof to be in form and substance reasonably satisfactory to the Agent and its counsel;

         (d) the Agent shall have received evidence that all approvals (if required) by the holders of the Senior Notes and the Interest Reserve Notes to the transactions contemplated by this Agreement shall have been received;

         (e) the Borrowers shall have paid to each Lender a fee equal to 0.20% of such Lender's Commitment; and

         (f) the Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

5. Fees and Expenses of Agent. The Borrowers agree to pay all reasonable fees and out-of-pocket expenses incurred by the Agent in connection with the preparation and negotiation of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent.

6. Consent under Credit Agreement. Subject to the conditions to effectiveness set forth in Paragraph 4 of this Agreement, the Lenders hereby consent to the Borrowers making a distribution to Enterprises so that Enterprises can make a distribution to Holdings in order for Holdings to pay for the reasonable fees and expenses incurred by Holdings in connection with the Amended and Restated Indenture.

7. References to Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the Credit Agreement and the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 4 hereof, the Credit Agreement as amended by this Agreement.

8. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement or any of the other Loan Documents, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Agreement, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect from and after the date of this Agreement.


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9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  MILLBROOK DISTRIBUTION SERVICES INC.


                                  By: /s/ Richard A. Bernstein
                                      ------------------------------------------
                                         Name:  Richard A. Bernstein
                                         Title: Chairman

                                  THE B. MANISCHEWITZ COMPANY, LLC

                                  By: Richard A. Bernstein, its managing member


                                  /s/ Richard A. Bernstein
                                  ----------------------------------------------
                                  Richard A. Bernstein

                                  JPMORGAN CHASE BANK, as Agent and Lender


                                  By: /s/ Michael J. Miller
                                      ------------------------------------------
                                         Name:  Michael J. Miller
                                         Title: Vice President

                                  BANK OF AMERICA, N.A.,  as Co-Agent and Lender


                                  By: /s/ Frank Palmieri
                                      ------------------------------------------
                                         Name:  Frank Palmieri
                                         Title: Vice President


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                                  FLEET BUSINESS CREDIT, LLC, as Lender


                                  By: /s/ Michael Kerneklian
                                      ------------------------------------------
                                        Name:  Michael Kerneklian
                                        Title: Vice President

                                  PNC BANK, NATIONAL ASSOCIATION,  as Lender


                                  By: /s/ Kenneth Kaestner
                                      ------------------------------------------
                                        Name:  Kenneth Kaestner
                                        Title: Vice President

                                  LASALLE BUSINESS CREDIT CORPORATION, as Lender


                                  By: /s/ Thomas F. First
                                      ------------------------------------------
                                        Name:  Thomas F. First
                                        Title: Vice President